Form 10-K 1996                          Stone & Webster, Incorporated

Exhibit 10 (e) (iv)

                                AMENDMENT NO. 1 TO

                               EMPLOYMENT AGREEMENT


        AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT (this "Amendment") by and between STONE & WEBSTER, INCORPORATED, a Delaware corporation (the "Company"), and H. KERNER SMITH (the "Executive"), dated as of January 15, 1997.

        WHEREAS, the Company and Executive are parties to an Employment Agreement, dated as of February 12, 1996 (the "Employment Agreement"); and

        WHEREAS, the Company and Executive now desire to amend the Employment Agreement;

        NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Company and the Executive agree as follows:

        1. Amendment to Section 1.   Section 1. of  the  Employment Agreement is
hereby amended to read in its entirety as follows:

        "The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period (the "Term of Employment") commencing February 12, 1996 (the "Commencement Date") and continuing until the earlier of
(a) February 11, 1999 (the "Conclusion Date") or (b) the termination of the Executive's employment in accordance with this Agreement; provided, however, that on the first anniversary of the Commencement Date and on each subsequent anniversary of the Commencement Date, the Conclusion Date shall be extended one additional year unless (i) not later than sixty (60) calendar days prior to such anniversary (or any prior such anniversary) either the Company or the Executive shall have given notice to the other that it or he does not wish to extend the Conclusion Date or (ii) prior to such anniversary (or any prior such anniversary) the Executive's employment was terminated in accordance with this Agreement; provided further, however, that the Term of Employment shall terminate, and (except as otherwise specifically provided herein) this Agreement shall terminate and be of no further force or effect, immediately upon the occurrence of the Effective Date under the Change of Control Employment Agreement."

         2. Amendment to Section 4(b) Section 4(b)of the Employment Agreement is hereby amended to read in its entirety as follows:

         "(b) Annual Bonuses. In addition to Base Salary, the Executive shall be awarded, for each fiscal year ending during the Term of Employment, an annual bonus ("Annual Bonus") in cash. For the fiscal year ending December 31, 1996, the Annual Bonus shall not be less than Two Hundred and Fifty Thousand Dollars ($250,000), and for the fiscal years ending December 31, 1997 and 1998, the Annual Bonus shall not be less than 50% of Base Salary, as in effect on the last day of such fiscal year. The amount of each Annual Bonus for the fiscal years ending December 31, 1996, 1997 and 1998 may be larger than those specified in the immediately preceding sentence of this Section 4(b) based upon the Executive's performance and the discretion of the Board; the amount of each Annual Bonus for fiscal years ending after December 31,

1998 shall be based on the Executive's performance and the discretion of the Board. Each such Annual Bonus shall be paid no later than March 31 of the year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Since the Commencement Date, the Company has adopted the Executive Management Incentive Compensation Plan of Stone & Webster, Incorporated and its Subsidiaries (the "ICP"); and it is the intent of the parties that a new long-term performance plan (the "New LTPP") based upon the Company's financial strategic plan and long-term objectives will be developed for the Company by the management of the Company (under the direction of the Compensation Committee of the Board and in consultation with the Company's compensation consultants) and presented to the Board for approval and that the New LTPP will provide for minimum, target (equalling a significant portion of the base salary of the participants therein) and maximum awards based upon the extent to which performance goals determined by the Compensation Committee of the Board are achieved. If the Executive is awarded and paid an award under the ICP with respect to any fiscal year ending during the Term of Employment, where the new LTPP is adopted and the Executive is awarded and paid an award under the New LTPP with respect to any fiscal year ending during the Term of employment, then the aggregate amount of such award or awards under the ICP or the New LTPP (including any portion thereof payable in the form of awards of restricted stock under the Restricted Stock Plan of Stone & Webster, Incorporated) shall substitute for the Annual Bonus provided for in this Section 4 (b) for such fiscal year; provided, however, that if the Executive is awarded and paid an award or awards under the ICP or the New LTPP with respect to the fiscal years ending December 31, 1997 or 1998, and the aggregate amount of such award or awards is less than 50% of Base Salary as in effect on the last day of such fiscal year (or such larger Annual Bonus then in effect), then the Company shall pay the Executive, at the time such award or awards are paid, an amount in cash equal to the amount by which 50% of Base Salary (or such larger Annual Bonus then in effect) exceeds the aggregate amount of such award or awards."

         3. Amendment to Section 5.(b) Section 5.(b) of the Employment Agreement is hereby amended to read in its entirety as follows:

         (b) During the Term of Employment, the Company shall provide the Executive with (or reimburse the Executive for the cost of) (i) a supplemental term life insurance policy covering the Executive's life in the face amount of $1,000,000, (ii) a supplemental disability insurance policy which, when combined with the disability coverage provided to the Executive pursuant to Section 5 (a) of this Agreement, will provide the Executive with annual disability benefits equal to Base Salary, (iii) an automobile, (iv) membership (including initiation, annual and other membership expenses) in one city business or luncheon club and one country club and (v) tax, accounting and financial advisory services. The Company shall pay (or reimburse the Executive for) all Federal, state or local taxes attributable to (i) the benefits provided for in this Section 5(b) or (ii) the payment of (or reimbursement for) such taxes provided for in this sentence of this Section 5(b).

         4.   Amendment to Section 9(c) (iii).   Section  9(c) (iii)  of  the
Employment Agreement is hereby amended by (i) inserting the words "the ICP or" after the word "under" and before the word "the" in the parenthetical in clause
(A) thereof, (ii) deleting the word "or" at the end of clause (B) thereof, (iii) substituting ";or" for the period at the end of clause (c) thereof and (iv) adding thereto the following clause (D):

         "(D) the giving by the Company of a notice pursuant to clause (i) of the first proviso to Section 1 of this Agreement that it does not wish to extend the Conclusion Date."

         5. Amendment to section 9(d) (i) (A) and (B). The parenthetical that begins with an open parenthesis on the sixth line of Section 9(d) (i) (A) of the Employment Agreement and ends with a closed parenthesis on the tenth line of such Section and the parenthetical that begins with an open parenthesis on the eighth line of Section 9(d) (i) (B) of the Employment Agreement and ends immediately prior to the comma on the twelfth line of such Section (where there should have been a closed parenthesis) are hereby amended to read in their entirety as follows:

"(or if the ICP or the New LTPP is in effect and the Executive has been awarded an award or awards under the ICP or the New LTPP with respect to the fiscal year in which the Date of Termination occurs, (aa) if the Date of Termination occurs in the fiscal year ending December 31, 1997 or 1998, the greater of such Annual Bonus or the aggregate amount of the Executive's maximum award or awards under the ICP or the New LTPP substituting for such Annual Bonus pursuant to Section 4(b) of this Agreement or (bb) if the Date of Termination occurs in any fiscal year ending after December 31, 1998, then the aggregate amount of the Executive's maximum award or awards under the ICP or the New LTPP substituting for such Annual Bonus pursuant to Section 4(b) of this Agreement, with, for purposes of this Section, any awards under the ICP or the New LTPP being paid entirely in cash)"

         6. Effective Date. This amendment shall be effective as of January 15, 1997 upon the signature of the Company and the Executive.

         7.      Miscellaneous.

         (a) Any capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

         (b) This Amendment may be executed in any number of counterparts, all of which together constitute one and the same instrument.

         (c) This Amendment shall be governed by and construed in accordance with the law of the State of New York, without reference to principles of conflict of laws.

         (d) The Employment Agreement, as amended hereby shall remain in full force and effect.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to authorization from the Board, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


STONE & WEBSTER, INCORPORATED                             H. KERNER SMITH



By:
NAME:   Jeremiah P. Cronin
TITLE:  Executive Vice President